Exhibit 4.2

NUMBER	SHARES
C-
CUSIP [•]

SEE REVERSE FOR CERTAIN DEFINITIONS

SOUTHPORT ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

This certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A COMMON STOCK OF

SOUTHPORT ACQUISITION CORPORATION
(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be required to redeem all of its shares of Class A common stock if it is unable to complete a business combination by        , 2023 (or such later date the Company’s amended and restated certificate of incorporation may be amended to provide for), all as more fully described in the Company’s final prospectus dated       , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

[Corporate Seal]

Delaware

Chief Executive Officer	Chief Financial Officer [or other Authorized Officer]

Transfer Agent and Registrar

SOUTHPORT ACQUISITION CORPORATION

The Company will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________ hereby sells, assigns and transfers unto ___________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

____________ Shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints _____________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:
Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated        , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by      , 2023 (or such later date as the Company’s amended and restated certificate of incorporation may be amended to provide for), (ii) the Company offers to redeem the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to provide for the redemption of such Class A common stock in connection with the Company’s initial business combination or to redeem 100% of such Class A common stock if it does not consummate an initial business combination by        , 2023 or (B) with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity, and the holder(s) of this certificate elects to have such shares of Class A common stock held by him, her or it redeemed pursuant to that offer, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.